UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 7, 2025

NuScale Power Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-39736	98-1588588
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 NE Circle Blvd., Suite 350 Corvallis, OR	97330
(Address of principal executive offices)	(Zip Code)

(971) 371-1592

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	SMR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 7, 2025, NuScale Power Corporation (the “Company”) entered into a Sales Agreement (the “Sales Agreement”) with UBS Securities LLC (“UBS”), TD Securities (USA) LLC (“TD Cowen”), B. Riley Securities, Inc. (“B. Riley”), Canaccord Genuity LLC (“Canaccord”) and Tuohy Brothers Investment Research, Inc. (“Tuohy Brothers”) with respect to an at-the-market offering program under which the Company may offer and sell, from time to time at its sole discretion, shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $750,000,000 (the “Shares”) through any of UBS, TD Cowen, B. Riley, Canaccord or Tuohy Brothers as its “sales agent” (together, the “Sales Agents”).

Under the Sales Agreement, the Company will set the parameters for the sale of Shares, including the number of Shares to be issued, the time period during which sales are requested to be made, limitations on the number of Shares that may be sold in any one trading day and any minimum price below which sales may not be made. Subject to the terms of the Sales Agreement, the sales agent may sell the Shares by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made through The New York Stock Exchange or any other trading market for the Common Stock.

The Company will pay the sales agent a commission equal up to 3% of the gross sales proceeds of any Shares sold through the sales agent under the Sales Agreement, and has provided each sales agent with customary indemnification and contribution rights.

The Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with the terms and conditions set forth therein.

Any Shares to be offered and sold under the Sales Agreement will be issued and sold pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-289467), which was filed with the Securities and Exchange Commission (“SEC”) on August 11, 2025 and became automatically effective upon filing pursuant to Rule 462(e) under the Securities Act. The Company filed a prospectus supplement, dated November 7, 2025, with the SEC in connection with the offer and sale of the Shares pursuant to the Sales Agreement.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

O’Melveny & Myers LLP, counsel to the Company, has issued an opinion to the Company, dated November 7, 2025, relating to the validity of the Shares to be issued and sold pursuant to the Sales Agreement, a copy of which is filed as Exhibit 5.1 to this Current Report.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the entry into the Sales Agreement, the Company terminated its at-the-market offering program pursuant to its prior sales agreement, dated as of August 11, 2025 (the “Prior Sales Agreement”), between the Company and the sales agents named therein.

The foregoing description of the Prior Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Prior Sales Agreement, a copy of which is filed as Exhibit 1.1 to the Company's Report on Form 8-K filed with the Securities and Exchange Commission on August 11, 2025.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.
1.1	Sales Agreement, dated as of November 7, 2025, between the Company and the Sales Agents
5.1	Opinion of O’Melveny & Myers LLP
23.1	Consent of O’Melveny & Myers LLP (contained in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuScale Power Corporation

Date: November 7, 2025	By:	/s/ Robert Ramsey Hamady
	Name:	Robert Ramsey Hamady
	Title:	Chief Financial Officer